EXHIBIT 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 8, 2011, by and among Oxygen Biotherapeutics, Inc., a Delaware corporation, with headquarters located at ONE Copley Parkway, Suite 490, Morrisville, NC 27560 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A.          The Company and the Buyers desire to enter into this transaction to purchase the Preferred Shares (as defined below) and Warrants (as defined below) pursuant to the Registration Statement (as defined below) which is currently effective, has at least $18,000,000 of initial offering price of unallocated securities available for sale as of the date hereof and has been declared effective in accordance with the Securities Act of 1933, as amended (the "1933 Act"), by the United States Securities and Exchange Commission (the "SEC").

B.          The Company has authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, the terms of which are set forth in the certificate of designations for such series of preferred stock (the "Certificate of Designations") in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "Preferred Shares"), which Preferred Shares shall be convertible or redeemable into the Company's voting common stock, par value $0.0001 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations (as converted or redeemed, collectively, the "Conversion Shares"), which Conversion Shares shall be issued pursuant to the Registration Statement, or, if such Registration Statement is not available at the time of issuance of such Conversion Shares, as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

C.          Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at the Initial Closing (as defined below) (i) that aggregate number of Preferred Shares set forth opposite such Buyer's name in column (3)(a) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be 3,500) (the "Initial Preferred Shares") and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "Initial Warrants"), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer's name in column (4)(a) of the Schedule of Buyers (as exercised, collectively, the "Initial Warrant Shares").

D.          Subject to the terms and conditions set forth in this Agreement, each Buyer wishes to purchase, and the Company wishes to sell, at the Additional Closing (as defined below) (i) up to the aggregate number of Preferred Shares set forth opposite such Buyer's name in column (3)(b) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be up to 4,000) (the "Additional Preferred Shares") and (ii) warrants, in substantially the form attached hereto as Exhibit B (the "Additional Warrants", together with the Initial Warrants, the "Warrants"), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer's name in column (4)(b) of the Schedule of Buyers (as exercised, collectively, the "Additional Warrant Shares", and together with the Initial Warrant Shares, the "Warrant Shares").  All Warrant Shares shall be issued pursuant to the Registration Statement, or if such Registration Statement is not available at the time of issuance of such Warrant Shares, upon a "cashless exercise" pursuant to the terms of the Warrants, as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

E.           The Preferred Shares shall be entitled to dividends, which may be paid in shares of Common Stock that have been registered for resale (the "Dividend Shares").

F.           The Preferred Shares, the Conversion Shares, the Dividend Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

(a)      Purchase of Preferred Shares and Warrants.

(i)           Initial Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a)  below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below), (i) the number of Initial Preferred Shares in an aggregate amount as is set forth opposite such Buyer's name in column (3)(a) on the Schedule of Buyers and (ii) Initial Warrants to acquire initially up to that number of Initial Warrant Shares as is set forth opposite such Buyer's name in column (4)(a) on the Schedule of Buyers (the "Initial Closing").

(ii)           Additional Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(d), 6(b) and 7(b) below, the Company shall issue and sell to each Buyer, and each such Buyer severally, but not jointly, agrees to purchase from the Company on such Additional Closing Date (as defined below), (i) the number of Additional Preferred Shares as is set forth opposite such Buyer's name in column (3)(b) on the Schedule of Buyers and (ii) Additional Warrants to acquire up to that number of Additional Warrant Shares as is set forth opposite such Buyer's name in column (4)(b) on the Schedule of Buyers (the "Additional Closing" and together with the Initial Closing, each a "Closing").

(b)      Purchase Price.  The aggregate purchase price for the Initial Preferred Shares and the Initial Warrants to be purchased by each such Buyer at the Initial Closing (the "Initial Purchase Price") shall be the amount set forth opposite each Buyer's name in column (5) on the Schedule of Buyers (less, in the case of [the lead investor], any amounts withheld pursuant to Section 4(f)).  The aggregate purchase price for the Additional Preferred Shares and the Additional Warrants to be purchased by each such Buyer at the Additional Closing (the "Additional Purchase Price") shall be equal to $1,000 for each such Additional Preferred Share and related Additional Warrants purchased (such number as determined pursuant to Section 1(d) below) (less, in the case of [the lead investor], any amounts withheld pursuant to Section 4(f)).

(c)      Initial Closing Date.  The date and time of the Initial Closing (the "Initial Closing Date") shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.  The timing of the Initial Closing shall be in accordance with Rule 15c6-1 promulgated under the 1934 Act.

(d)      Additional Closing Date.  The date and time of the Additional Closing (the "Additional Closing Date," and together with the Initial Closing Date, each a "Closing Date") shall be 10:00 a.m., New York City time, on the Trading Day immediately following the six (6) month anniversary of the Initial Closing Date (or if the six (6) month anniversary of the Initial Closing Date is not a Trading Day, the second (2nd) Trading Day following such six (6) month anniversary) (or, in any case, such other date and time as is mutually agreed to by each Buyer and the Company), subject to satisfaction (or waiver) of the conditions to Additional Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(d).  On the day that all Initial Preferred Shares have been redeemed or converted in full, the Company shall deliver a written notice to each of the Buyers indicating such fact.  Subject to the requirements of Sections 6(b) and 7(b) and the conditions contained in this Section 1(d), each Buyer shall purchase, and the Company shall sell to each such Buyer the Additional Preferred Shares and Additional Warrants contemplated to be purchased by such Buyer as set forth in column 3(b) and column 4(b) of the Schedule of Buyers, respectively.  If the Company has not satisfied one or more conditions to the Additional Closing, subject to the conditions set forth in Section 6(b), each Buyer may elect, by written notice to the Company, to waive any such condition or conditions, and may elect to purchase all or any portion of the Additional Preferred Shares and Additional Warrants contemplated to be purchased by such Buyer as set forth in the immediately preceding sentence.  The location of the Additional Closing shall be at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York  10022.  Notwithstanding anything herein to the contrary, if the Additional Closing does not occur by the third (3rd) Trading Day immediately following the six (6) month anniversary of the Initial Closing Date (or such other date as is mutually agreed to by each Buyer and the Company) (the "Additional Closing Termination Date"), then (i) the Company’s obligation to sell any Additional Preferred Shares and Additional Warrants, and the Buyer’s obligation to purchase such Additional Preferred Shares and Additional Warrants shall terminate, and (ii)any "lock-up" or similar provisions contained in (a) Section 4(o)(ii) below, (b) Section 2(a)(xxiv)(J), the first sentence of Section 11, the third, fourth and sixth sentences of Section 12, Section 14(c), and Section 14(e) of the Certificate of Designations, and (c) in each of the Lock-Up Agreements (as defined below) (collectively, the "Lock-Up Provisions") shall be deemed to have expired on the Additional Closing Termination Date. In addition, if pursuant to this paragraph the Buyers, in the aggregate, elect to purchase less than 4,000 Additional Preferred Shares at the Additional Closing, (i) the Company's obligation to sell any Additional Preferred Shares and Additional Warrants not elected to be purchased, and the Buyer's obligation to purchase such Additional Preferred Shares and Additional Warrants, shall terminate, and (ii) the Lock-Up Provisions shall be deemed to have expired on the Additional Closing Date.

(e)      Form of Payment.  On the Initial Closing Date, (i) each Buyer shall pay its respective Initial Purchase Price (less, in the case of [the lead investor], any amounts withheld pursuant to Section 4(f)) to the Company for the Initial Preferred Shares and the Initial Warrants to be issued and sold to such Buyer at the Initial Closing by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer (x) the Initial Preferred Shares (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder and (y) the Initial Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(f)      Form of Payment.  On the Additional Closing Date, (i) each Buyer shall pay its respective Additional Purchase Price to the Company for the Additional Preferred Shares and the Additional Warrants to be issued and sold to such Buyer at the Additional Closing by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (ii) the Company shall deliver to each Buyer (x) the Additional Preferred Shares (allocated in the amounts as such Buyer shall request) that such Buyer is then purchasing and (y) the Additional Warrants (allocated in the amounts as such Buyer shall request) that such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.           BUYER'S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a)      Organization; Authority.  Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer.  This Agreement has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b)      No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c)      Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(d)      Confidentiality.  Each Buyer will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 4(h) of the Agreement.

(e)      Acknowledgement Regarding Buyer's Purchase of Securities.  Each buyer acknowledges and agrees that such Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that such Buyer is not (i) an officer or director of the Company, (ii) to the knowledge of such Buyer, an "affiliate" of the Company (as defined in Rule 405 of the 1933 Act) or (iii) to the knowledge of such Buyer, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  Each Buyer further acknowledges that such Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by such Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  Such Buyer further represents to the Company that, except for such Buyer's ability to rely upon the representations, warranties and covenants and agreements contained in the Transaction Documents, such Buyer's decision to enter into the Transaction Documents has been based solely on the independent evaluation by such Buyer and its representatives.

The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each of the Buyers that, as of the date hereof and as of each applicable Closing Date:

(a)      Shelf Registration Statement.  A "shelf" registration statement on Form S-3 (File No. 333-165733) with respect to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the 1933 Act, and the rules and regulations (the "Rules and Regulations") of the SEC thereunder and has been filed with the SEC. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3.  The Registration Statement (as defined below) meets the requirements of Rule 415(a)(1)(x) under the 1933 Act and complies in all material respects with said rule.  Copies of such registration statement, including any amendments thereto, the base prospectus (meeting in all material respects the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Buyers.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act, is herein referred to as the "Registration Statement", which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the 1933 Act and contained in the Prospectus referred to below, has become effective under the 1933 Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.   The term "Prospectus" as used in this Agreement means the form of base prospectus together with the final prospectus supplement relating to the Securities (the "Prospectus Supplement") first filed with the SEC pursuant to and within the time limits described in Rule 424(b) under the 1933 Act. Any preliminary prospectus relating to the Securities prior to the date hereof is referred to as a "Preliminary Prospectus".  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the SEC after the date of filing of the Prospectus Supplement under Rule 424(b) under the 1933 Act and prior to the termination of the offering of the Securities.

(b)      Prospectus.  As of the Applicable Time (as defined below) and as of each applicable Closing Date, neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below), all considered together (collectively, the "General Disclosure Package"), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.  As used in this subsection and elsewhere in this Agreement:

(i)           "Applicable Time" means 5:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

(ii)           "Statutory Prospectus" as of any time means the Preliminary Prospectus included in the Registration Statement immediately prior to that time.

(iii)           "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the 1933 Act.

(iv)           "General Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

(v)           "Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c)      Organization. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC).  The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, whether or not occurring in the ordinary course of business, or (ii) on the transactions contemplated hereby and the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) (collectively a "Material Adverse Effect").

(d)      Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants, the Lock-Up Agreements (as defined in Section 3(xx)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares and Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion and redemption of the Preferred Shares, the reservation for issuance and the issuance of the Dividend Shares and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors, and no further filing, consent, or authorization is required by the Company's Board of Directors or its stockholders.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.  The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(e)      Issuance of Securities.  The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein in accordance with the terms of the Transaction Documents will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issuance and sale thereof, except for the rights issued to JP SPC 3 obo OXBT FUND, SP, pursuant to a Convertible Note and Warrant Purchase Agreement with the Company dated June 16, 2011 and Empery Asset Master, LTD, pursuant to a Convertible Note and Warrant Purchase Agreement with the Company dated June 29, 2011.  As of the applicable Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the sum of (i) 130% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion or redemption of the Preferred Shares (assuming for purposes hereof that the Preferred Shares are convertible at the initial Conversion Price as of the applicable Closing Date (as defined in the Certificate of Designations) and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations), (ii) 130% of the maximum number of Dividend Shares issuable pursuant to the terms of the Certificate of Designations, from any Closing Date through the first anniversary of the Closing Date and (iii) the maximum number of shares of Common Stock issuable as of the applicable Closing Dates upon exercise of the Warrants.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.  Upon conversion, redemption or exercise in accordance with the Preferred Shares or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Except as set forth on Schedule 3(e), there are no securities or instruments issued by the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(f)      Equity Capitalization.  As of the date hereof and as of each Closing Date, the Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement, the General Disclosure Package and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the General Disclosure Package and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement, the General Disclosure Package or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.  All of the Securities conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of certificates for the Preferred Shares, the Conversion Shares, the Dividend Shares and the Warrant Shares, as applicable, will conform to the corporate law of the jurisdiction of the Company's incorporation.

(g)      Disclosure.

(i)           The SEC has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company's knowledge, threatened by the SEC. The Registration Statement conforms in all material respects, and the Prospectus and any amendments or supplements thereto will conform in all material respects to the requirements of the 1933 Act and the Rules and Regulations.  The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the SEC conformed in all material respects, or will conform in all material respects, to the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the 1933 Act, as applicable, and the Rules and Regulations.  The Registration Statement and any amendments and supplements thereto do not contain, and on any applicable Closing Date will not contain, any untrue statement of a material fact and do not omit, and on any applicable Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and on any applicable Closing Date will not contain, any untrue statement of a material fact; and do not omit, and on any applicable Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respects, with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented.

(iii)           The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, that will not be included in the 8-K filing (as defined below).  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company during the twelve (12) months preceding the date hereof did not at the time of release contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements therein, in the light of the circumstances in which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  For the purpose of this Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(h)      Offering Materials.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the 1933 Act.  The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act.  The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i)      Ineligible Issuer Status.  At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an "ineligible issuer" (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(j)      Financial Statements.  The consolidated financial statements of the Company, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods.  Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting ("GAAP"), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k)      Accountants.  Cherry, Bekaert & Holland, L.L.P., who have certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the "PCAOB").

(l)      Weaknesses or Changes in Internal Accounting Controls.  Except as disclosed on pages 20-21 and 30 of the Quarterly Report on Form 10-Q for the period ended July 31, 2011 filed by the Company on September 19, 2011, the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

(m)           Sarbanes- Oxley.  Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC and The NASDAQ Capital Market (the "Principal Market") thereunder (collectively, the "Sarbanes-Oxley Act") is applicable to the Company, the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect with respect to which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with the other provisions of the Sarbanes-Oxley Act which will become applicable to the Company.

(n)      Litigation.  There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)      Title.  The Company has good and marketable title to all of the material properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which are not material in amount or would not materially interfere with the use to be made of such properties or assets. The Company occupies its leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p)      Taxes.  The Company has filed all federal, state, local and foreign tax returns which have been required to be filed and has paid all taxes indicated by such returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP.  All tax liabilities have been adequately provided for in the consolidated financial statements of the Company in accordance with GAAP, and the Company does not know of any actual or proposed additional material tax assessments.

(q)      Absence of Certain Changes.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any Material Adverse Effect and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented.  The Company has no material contingent obligations which are not disclosed in the Company's consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)      No Conflicts.  The Company is not or with the giving of notice or lapse of time or both, will not be after giving effect to the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities), (i) in violation of its certificate of incorporation, by-laws, any certificate of designations or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its respective properties is bound, or of the certificate of incorporation or by-laws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except to the extent that such conflict, breach or default would not have a Material Adverse Effect.

(s)      Contracts.  There is no document, contract or other agreement required to be described in the Registration Statement, the General Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations.  Each description of a contract, document or other agreement in the Registration Statement,, the General Disclosure Package and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement.  Except as described in the Registration Statement, the General Disclosure Package or Prospectus, each contract, document or other agreement described in the Registration Statement, the General Disclosure Package and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principle).  Neither the Company nor to the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company is a party or by which the Company or its respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

(t)      Regulatory Approvals.  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the Financial Industry Regulatory Authority, Inc. (the "FINRA") or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u)      Conduct of Business.  The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common stock by the Principal Market in the foreseeable future, except as disclosed in the Current Report on Form 8-K filed by the Company on October 14, 2011.

(v)      Intellectual Property.  Except as described in the Registration Statement or in any document incorporated by reference therein, the Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses in the manner in which they are being conducted; the Company owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights ("Intellectual Property") necessary to carry on their business in all material respects in the manner in which it is being conducted; the Company has not infringed, and the Company has not received notice of conflict with, any Intellectual Property of any other person or entity.  The Company has taken all steps reasonably necessary to secure ownership interests in Intellectual Property created for it by any contractors.  There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects.  The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects.  None of the technology employed by the Company and material to the Company's business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or, to the Company's knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity.  The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.

(w)     Manipulation of Prices.  Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(x)      Investment Company Act.  The Company is not or, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, and for so long as any Buyer holds any Securities, will not be registered or required to register as an "investment company" within the meaning of such term under the Investment Company Act of 1940 as amended (the "1940 Act"), and the rules and regulations of the SEC thereunder.

(y)      Internal Accounting Controls.

(i)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ii)           The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act); the Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the 1934 Act, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the 1934 Act with respect to such reports.

(z)      Industry and Market Data.  The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(aa)    Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.

(bb)    Office of Foreign Assets Control.  Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc)    Insurance.  The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in a similar business.

(dd)    Employee Benefits.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would reasonably be expected to have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee)    Employee Relations.

(i)           The Company is not a party to any collective bargaining agreement nor does it employ any member of a union.  The Company believes that its relations with its employees are good.  No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.  To the Company's knowledge, no executive officer of the Company is, or is reasonably expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters, except where such violation would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii)           The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ff)      Transactions with Affiliates.  To the Company's knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.  There are no relationships or related-party transactions involving the Company or, to the knowledge of the Company, any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been described as required.

(gg)    Environmental Laws.  The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

(hh)    Listing; 1934 Act Registration.  The Common Stock is listed for trading on the Principal Market.  Except as described in the Current Report on Form 8-K filed by the Company on October 14, 2011, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock on the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation.

(ii)      Contributions; Foreign Corrupt Practices.  The Company has not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Prospectus.

(jj)      No Integrated Offering.  The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC.  Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  Neither the Company nor any Person acting on its behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

(kk)    Brokerage Fees; Commissions.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.  The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged William Blair & Company, L.L.C. as placement agent (the "Agent") in connection with the sale of the Securities.  Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(ll)      Consents.  Other than as described in Section 3(t) hereof, or as have been previously obtained, filed or made, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  Except as described in the Current Report on Form 8-K filed by the Company on October 14, 2011, the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(mm)   Acknowledgment Regarding Buyer's Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an "affiliate" of the Company (as defined in Rule 405 of the 1933 Act) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities.  The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(nn)   Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion and redemption of the Preferred Shares and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue (i) Conversion Shares upon conversion and redemption of the Preferred Shares and the Dividend Shares in accordance with this Agreement and the Certificate of Designations and (ii) Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, subject to the terms of the applicable Transaction Documents, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(oo)   Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to exempt the Company's issuance of the Securities and any Buyer's ownership of the Securities from the provisions of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of Securities and each Buyer's ownership of the Securities.  Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(pp)   Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(qq)    Transfer Taxes.  On each applicable Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(rr)      Acknowledgement Regarding Buyers' Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company to agree, nor has any Buyer agreed with the Company, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Buyer, and counter parties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock; and (iv) that such Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any "derivative" transaction.  The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the period that the value of the Conversion Shares and the Dividend Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations, the Warrants or any of the documents executed in connection herewith.

(ss)    U.S. Real Property Holding Corporation.  The Company is not, nor has it ever been, nor while any Buyer holds any Securities, will not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer's request.

(tt)      Shell Company Status. The Company is not, and has not been, within the last twelve (12) months an issuer identified in Rule 144(i)(1)(i).

(uu)    Bank Holding Company.  Neither the Company nor any of its Affiliates is, nor, while any Buyer holds any Securities, will become, subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Affiliates owns or controls, nor, while any Buyer holds any Securities, will own or control, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Affiliates exercises, nor, while any Buyer holds any Securities, will exercise, a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(vv)    SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"), except for that certain Current Report on Form 8-K filed by the Company with the SEC on November 16, 2011, which was not timely filed.  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  Except as disclosed on pages 20-21 and 30 of the Quarterly Report on Form 10-Q for the period ended July 31, 2011 filed by the Company on September 19, 2011, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(ww)   Placement Agent Agreement. The Company has entered into a Placement Agent Agreement, dated as of December 8, 2011, with the Agent that contains certain representations, warranties, covenants and agreements of the Company.  Such representations, warranties, covenants and agreements are for the benefit of and may be relied upon by the Buyers, each of which shall be a third party beneficiary thereof.

(xx)     Lock-Up Agreements.  The Company and each of the parties set forth on Exhibit C hereto has executed and delivered to the Company a lock up agreement in the form attached hereto as Exhibit D (the "Lock-Up Agreement").

4.           COVENANTS.

(a)      Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)      Maintenance of Registration Statement.  For so long as any of the Preferred Shares or Warrants remain outstanding or are potentially issuable hereunder, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while the Preferred Shares and the Warrants are outstanding, the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities the Company shall use its reasonable best efforts to promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose.  For the purpose of this Agreement, "Registrable Securities" means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Shares, (ii) the Dividend Shares issued or issuable pursuant to the Certificate of Designations, (iii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iv) the Warrants and (v) any shares of capital stock of the Company issued or issuable with respect to the Conversion Shares, the Preferred Shares, the Dividend Shares, the Warrants and/or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on issuance, conversion or exercise thereof.

(c)      Prospectus Supplement and Blue Sky.  In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after each Closing, the Company shall file, the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder.  If required, the Company, on or before each applicable Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the applicable Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to each applicable Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each applicable Closing Date.

(d)      Use of Proceeds.  The Company will use the proceeds from the sale of the Securities in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise limited by any prohibitions contained in the Certificate of Designations for so long as any Preferred Shares are outstanding.

(e)      Listing.  The Company shall promptly secure the listing of all of the Conversion Shares, Dividend Shares and Warrant Shares upon each securities exchange and automated quotation system, if any, upon which the Common Stock is then listed, including the Principal Market (subject to official notice of issuance) and shall use its reasonable best efforts to maintain, in accordance with the Transaction Documents, such listing of all Conversion Shares, Dividend Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents.  The Company shall use reasonable best efforts to maintain the Common Stocks' authorization for quotation on the Principal Market or if such authorization is not able to be maintained, on another Eligible Market (as defined in the Warrants).  The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)      Fees.  Subject to Section 8 below, at the Initial Closing, the Company shall pay an expense allowance to [the lead investor] or its designee(s) for all actual costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) in an amount not to exceed $85,000, which amount, at the option of such Buyer, may be withheld by such Buyer from its Purchase Price at the Initial Closing.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(g)      Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by any holder of Securities (an "Investor") in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h)      Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the execution of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the Certificate of Designations, the form of Warrant and the form of Lock-Up Agreement) as exhibits to such filing (including all attachments, the "8-K Filing").  As of immediately following the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing or in prior filings with the SEC.  The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company provided in breach of the preceding sentence, it shall provide the Company with written notice thereof in which case the Company shall, within two (2) Trading Days (as defined in the Warrants) of receipt of such notice, make public disclosure of any such material, nonpublic information provided in breach of the preceding sentence.  In the event of a breach of the provisions of this Section 4(h) set forth above by the Company, or any of its officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, or any of its or officers, directors, employees or agents.  No Buyer shall have any liability to the Company, or any of its officers, directors, employees, stockholders or agents for any such disclosure.  If the Company or any of its or their officers, directors, employees, stockholders or agents delivers any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.  Without the prior written consent of any applicable Buyer, neither the Company nor any of its affiliates, officers, directors, employees or agents shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement unless such disclosure is required by law, regulation or any Eligible Market on which the Company's securities are then listed or quoted.

(i)      Additional Preferred Shares; Variable Securities; Dilutive Issuances.  For so long as any Preferred Shares remain outstanding or potentially may be issued hereunder, the Company will not issue any Preferred Shares other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations.  For so long as any Preferred Shares remain outstanding or potentially may be issued hereunder, the Company shall not, in any manner, issue or sell Common Stock or any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock (i) at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Shares are convertible or redeemable or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable, (ii) pursuant to an "at the market" offering, an "equity line" or similar transaction.

(j)      Corporate Existence.  For so long as any Preferred Shares or Warrants remain outstanding or potentially may be issued hereunder, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations and the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(k)      Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) 130% of the maximum number of shares of Common Stock issuable upon conversion or redemption of the Preferred Shares at the initial Conversion Price (assuming for purposes hereof, that the Preferred Shares are convertible (without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations), (ii) 130% of the maximum number of Dividend Shares issuable pursuant to the Certificate of Designations from any Closing Date through the first anniversary of the applicable date of determination and (iii) the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(l)      Conduct of Business.  The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(m)           Lock-Up.  The Company shall not amend or waive any provision of the Lock-Up Agreements except to extend the term of the lock-up period contained therein and shall enforce the provisions of the Lock-Up Agreements in accordance with their terms.  If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(n)      Combination of Shares.  While any Preferred Shares are outstanding or potentially may be issued pursuant to this Agreement, the Company shall not effect any reverse stock split, or equivalent transaction, or announce its intention to do so.

(o)      Additional Issuances of Securities.

(i)           For purposes of this Section 4(o), the following definitions shall apply.

(1)           "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)           "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)           "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(ii)           From the date hereof until ninety (90) days after the earlier of (i) the date that no Initial Preferred Shares are outstanding and (ii) the Additional Closing Date (the "Trigger Date"), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), or be party to any solicitations or negotiations with regard to the foregoing.

(iii)           From the Trigger Date until the first anniversary of the Trigger Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

(1)           The Company shall deliver to each Buyer a written notice (the "Offer Notice") of any proposed or intended issuance or sale or exchange (the "Offer") of the securities being offered (the "Offered Securities") in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least sixty-five percent (65%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer's number of Preferred Shares purchased hereunder (the "Basic Amount") and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

(2)           To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer's receipt of the Offer Notice (the "Offer Period"), setting forth the portion of such Buyer's Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the "Notice of Acceptance").  If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.  Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Buyer's receipt of such new Offer Notice.

(3)           The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the "Refused Securities"), but only to the offerees described in the Offer Notice (if so described therein), and any other offerees with pre-existing participation rights or similar rights, and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below) and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above.

(5)           Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities in substantially the same form as is entered into by the Company and the persons acquiring the Offered Securities.

(6)           Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7)           The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the agreement regarding the Subsequent Placement (the "Subsequent Placement Agreement") with respect to such Offer nor any other transaction documents related thereto (collectively, the "Subsequent Placement Documents") shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) the Buyers shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(8)           Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the twentieth (20th) Business Day following delivery of the Offer Notice.  If by the twentieth (20th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company.  Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii).  The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 30 day period (other than the Offer Notices contemplated by the last sentence of Section 4(o)(iii)(2) of this Agreement).

(iv)           The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrants).

(p)      Stockholder Approval.  The Company shall file with the SEC and provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be called at or prior to the Company's next annual meeting of stockholders, but in no event later than October 15, 2012 (the "Stockholder Meeting Deadline"), a proxy statement, in a form reasonably acceptable to the Buyers after review by Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions (the "Resolutions") providing for the issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law, the provisions of the Certificate of Incorporation and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval" and the date such approval is obtained, the "Stockholder Approval Date"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions.  The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline.  If, despite the Company's reasonable best efforts, the Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter until Stockholder Approval is obtained.

(q)      Exercise Floor Price.  For so long as any Warrants are outstanding, and until no Warrants may be issued hereunder, unless or until the Stockholder Approval has been obtained, the Company shall not take any action if the effect of such action would be to cause the Exercise Price (as defined in the Warrant) to be reduced below the Exercise Floor Price (as defined in the Warrant), without giving effect to any limitations on exercises of the Warrants.

(r)      Dilutive Issuance.  For so long as any Preferred Shares remain outstanding, and until no Preferred Shares may be issued hereunder, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as such term is defined in the Certificate of Designations) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Preferred Shares any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares without breaching the Company's obligations under the rules or regulations of the Principal Market (without giving effect to the Exchange Cap provisions set forth in the Certificate of Designations).

(s)      Closing Documents.  On or prior to fourteen (14) calendar days after the last Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 7 hereof.

5.           REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)      Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person, the number of Conversion Shares issued upon conversion and redemption of the Preferred Shares, the number of Dividend Shares issued with respect to such Preferred Shares and the number of Warrant Shares issued and issuable upon exercise of the Warrants held by such Person.  Upon any Buyer's request, the Company shall promptly provide the number of Conversion Shares issuable upon conversion and redemption of the Preferred Shares held by such Person and the number of Dividend Shares issuable with respect to such Preferred Shares,.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)      Transfer Agent Instructions.  The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion or redemption of the Preferred Shares or exercise of the Warrants in the form of Exhibit E attached hereto (the "Irrevocable Transfer Agent Instructions").  The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5 will be given by the Company to the Transfer Agent, and any subsequent transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.           CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

(a)           Initial Closing.  The obligation of the Company hereunder to issue and sell the Initial Preferred Shares and the related Initial Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)          Such Buyer and each other Buyer shall have delivered to the Company the Initial Purchase Price (less, in the case of [the lead investor], the amounts withheld pursuant to Section 4(f)) for the Initial Preferred Shares and the related Initial Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)         The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the  Initial Closing Date.

(iv)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)      Additional Closing.  The obligation of the Company hereunder to issue and sell the Additional Preferred Shares and the related Additional Warrants to each Buyer at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           Such Buyer and each other Buyer shall have delivered to the Company the Additional Purchase Price for the Additional Preferred Shares and the related Additional Warrants being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)           The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the  Additional Closing Date.

(iv)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.           CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

(a)      Initial Closing.  The obligation of each Buyer hereunder to purchase the Initial Preferred Shares and the related Initial Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents, including without limitation (i) the Initial Preferred Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Initial Closing pursuant to this Agreement and (ii) the related Initial Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to this Agreement.

(ii)            Such Buyer shall have received the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., the Company's counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit F attached hereto.

(iii)           The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv)           The Company shall have delivered to such Buyer a certificate evidencing the good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Initial Closing Date.

(v)           The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing or existence issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Initial Closing Date.

(vi)           The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate) within ten (10) days of the Initial Closing Date.

(vii)          The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit G.

(viii)         The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the  Initial Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect in the form attached hereto as Exhibit H.

(ix)           The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

(x)            The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market, nor shall suspension by the SEC or the Principal Market have been threatened, except as disclosed in the Current Report on Form 8-K filed by the Company on October 14, 2011, as of the Initial Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii)          The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xiii)         No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(xiv)         Each of the Lock-Up Agreements shall be in full force and effect, enforceable against each of the parties set forth in Exhibit C hereto in accordance with their terms, and no default under any such Lock-Up Agreement shall have occurred.

(xv)          Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, and shall not have been amended.

(b)      Additional Closing Date.  The obligation of each Buyer hereunder to purchase the Additional Preferred Shares and the related Additional Warrants at an Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)             The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents including, without limitation, (i) the Additional Preferred Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Additional Closing pursuant to this Agreement, and (ii) the related Additional Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Additional Closing pursuant to this Agreement.

(ii)            Such Buyer shall have received the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., the Company's counsel, dated as of the Additional Closing Date, in substantially the form of Exhibit F attached hereto.

(iii)           The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iv)           The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Additional Closing Date.

(v)            The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office or a bring-down certificate from Corporation Service Company) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Additional Closing Date.

(vi)           The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware (or a fax or pdf copy of such certificate) within ten (10) days of the Additional Closing Date.

(vii)          The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Additional Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Additional Closing, in the form attached hereto as Exhibit G.

(viii)         The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Additional Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Additional Closing Date, to the foregoing effect in the form attached hereto as Exhibit H.

(ix)           The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Additional Closing Date.

(x)           The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market, nor shall suspension by the SEC or the Principal Market have been threatened, except as disclosed in the Current Report on Form 8-K filed by the Company on October 14, 2011, as of the Additional Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(xi)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii)          The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(xiii)         No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(xiv)         Each of the Lock-Up Agreements shall be in full force and effect, enforceable against each of the parties set forth in Exhibit C hereto in accordance with their terms, and no default under any such Lock-Up Agreement shall have occurred.

(xv)          The Preferred Shares issued pursuant to the Initial Closing shall have been converted or redeemed in full.

(xvi)         Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, and shall not have been amended.

(xvii)         The arithmetic average of the VWAPs (as defined in the Certificate of Designations) of the Common Stock during the ten (10) consecutive Trading Day period ending on the Trading Day immediately prior to the Additional Closing Date shall be not less than $1.15 (as adjusted for stock splits, stock dividends, reverse stock splits and similar events).

(xviii)         The Company shall be able to issue all shares of Common Stock underlying (i) the Additional Preferred Shares (assuming, for purposes of this closing condition, that such Additional Preferred Shares are convertible into Common Stock at 80% of the lower of (A) the VWAP (as defined in the Certificate of Designations) of the Common Stock on the Trading Day immediately preceding the Additional Closing Date and (B) the Company Conversion Price (as defined in the Certificate of Designations, but calculated as of the Trading Day immediately preceding the Additional Closing Date instead of the Installment Settlement Date)) and (ii) the Warrants without (x) breaching, or otherwise being limited by, the Exchange Cap (as defined in the Certificate of Designations), to the extent then applicable, or (y) triggering a failure by the Company to have a sufficient number of shares of Common Stock authorized for such issuance.

(xix)        All Equity Conditions (as defined in the Certificate of Designations) shall have been satisfied as of the Additional Closing Date.

(xx)       The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.           TERMINATION.  In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse [the lead investor] for the expenses described in Section 4(f) above.

9.           MISCELLANEOUS.

(a)      Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)      Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)      Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)      Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)      Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Registrable Securities issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, the holders of Preferred Shares and holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)      Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Oxygen Biotherapeutics, Inc.
ONE Copley Parkway, Suite 490
Morrisville, NC 27560
Telephone:    (919) 855-2100
Facsimile:       919-855-2133
Attention:      Nancy Hecox

with a copy (for informational purposes only) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wells Fargo Capitol Center
150 Fayetteville Street
Raleigh, NC 27601
Telephone:    (919) 821-6758
Facsimile:       (919) 821-6800
Attention:      Margaret N. Rosenfeld, Esq.

If to the Transfer Agent:

Interwest Transfer Company, Inc.
1981 E. 48 South, Suite 100
PO Box 17136
Salt Lake City, Utah  84117
Telephone:    (801) 272-9294
Facsimile:       (801) 277-3147
Attention:      Melinda Orth

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Telephone:    (212) 756-2000
Facsimile:       (212) 593-5955
Attention:      Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)      Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares and the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights

(h)      No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)      Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)      Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)      Indemnification.  (i)  In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party that is not an Affiliate of such Indemnitee (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h) or (iv) the status of such Buyer or holder of the Securities as an investor in the Company.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)           Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding.  Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Registrable Securities.  The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities.  The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii)           The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)           The indemnity agreements contained herein shall be in addition to  (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

(l)      No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)      Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)      Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)      Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges, and each Buyer confirms, that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

OXYGEN BIOTHERAPEUTICS, INC.

By:	/s/
Name :
Title :

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

[BUYER]

By:
Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)(a)	3(b)	(4)(a)	(4)(b)	(5)	(6)
Buyer	Address and Facsimile Number	Number of Initial Preferred Shares	Maximum Number of Additional Preferred Shares	Number of Initial Warrant Shares	Maximum Number of Additional Warrant Shares	Initial Purchase Price	Legal Representative's Address and Facsimile Number

SCHEDULE I

Free Writing Prospectuses

None.

SCHEDULE 3(e)

Securities with Anti-Dilution or Similar Provisions

Warrants Granted			Price Protection		Anti-dilution Protection		Warrants Outstanding
WrntID	Total	Ex Price	Total	Ex Price	Total	Ex Price	Total	Ex Price
1017	13,334	3.675					13,334	3.675
1018	33,334	3.675					33,334	3.675
1019	16,667	3.675					16,667	3.675
1020	16,667	3.675					16,667	3.675
1021	16,667	3.675					16,667	3.675
1022	250,000	3.675					250,000	3.675
1024	16,667	3.675					16,667	3.675
1025	43,334	3.675					43,334	3.675
1027	5,000	3.675					5,000	3.675
1028	2,500	3.675					2,500	3.675
1029	18,333	3.675					18,333	3.675
1030	19,500	3.675					19,500	3.675
1031	9,750	3.675					9,750	3.675
1032	322,334	3.675					322,334	3.675
1034	10,600	3.675					10,600	3.675
1035	10,600	3.675					10,600	3.675
1036	7,067	3.675					7,067	3.675
1038	1,767	3.675					1,767	3.675
1039	3,534	3.675					3,534	3.675
1040	3,533	3.675					3,533	3.675
1041	7,067	3.675					7,067	3.675
1042	7,518	3.675					7,518	3.675
1043	7,067	3.675					7,067	3.675
1044	42,400	3.675					42,400	3.675
1055	83,333	3.675					83,333	3.675
1060	4,167	3.675					4,167	3.675
1063	8,334	3.675					8,334	3.675
1064	47,700	3.675					47,700	3.675
1142	33,334	3.675					33,334	3.675
1145	125,000	3.675					125,000	3.675
1147	133,334	3.675					133,334	3.675
1148	161,167	3.675					161,167	3.675
1047	29,990	3.705			21,690	2.15	51,680	2.150
1049	5,007	3.705			3,621	2.15	8,628	2.150

1052	15,745	3.705			11,388	2.15	27,133	2.150
1058	45,851	3.705			33,162	2.15	79,013	2.150
1061	7,078	3.705			5,119	2.15	12,197	2.150
1065	3,307	3.705			2,392	2.15	5,699	2.150
1067	3,338	3.705			2,414	2.15	5,752	2.150
1068	1,669	3.705			1,207	2.15	2,876	2.150
1070	35,838	3.705			25,920	2.15	61,758	2.150
1072	3,517	3.705			2,544	2.15	6,061	2.150
1080	16,667	3.705			12,055	2.15	28,722	2.150
1081	16,667	3.705					16,667	3.705
1082	29,990	3.705			21,690	2.15	51,680	2.150
1087	4,667	3.705			3,375	2.15	8,042	2.150
1090	6,667	3.705			4,822	2.15	11,489	2.150
1092	33,739	3.705			24,402	2.15	58,141	2.150
1095	667	3.705			482	2.15	1,149	2.150
1096	6,667	3.705			4,822	2.15	11,489	2.150
1098	16,000	3.705			11,572	2.15	27,572	2.150
1102	2,999	3.705			2,169	2.15	5,168	2.150
1104	16,667	3.705			12,055	2.15	28,722	2.150
1105	59,979	3.705			43,380	2.15	103,359	2.150
1106	16,667	3.705			12,055	2.15	28,722	2.150
1109	30,890	3.705			22,341	2.15	53,231	2.150
1118	11,334	3.705			8,197	2.15	19,531	2.150
1123	14,995	3.705			10,845	2.15	25,840	2.150
1124	67,477	3.705			48,803	2.15	116,280	2.150
1162	13,334	3.705			9,644	2.15	22,978	2.150
1169	6,667	3.705			4,822	2.15	11,489	2.150
1170	6,667	3.705			4,822	2.15	11,489	2.150
1171	6,667	3.705			4,822	2.15	11,489	2.150
1168	8,130	6.150					8,130	6.150
1141	33,334	6.300					33,334	6.300
1167	7,408	6.750					7,408	6.750
2003	183,190	5.320	183,190	2.150			183,190	2.150
2004	128,233	5.320	128,233	2.150			128,233	2.150
2005	54,956	5.320	54,956	2.150			54,956	2.150
3001	44,346	2.150					44,346	2.150
3002	44,346	2.600					44,346	2.600
3003	44,346	2.850					44,346	2.850
3004	679,971	2.150					679,971	2.150
3005	679,970	2.600					679,970	2.600
3006	679,970	2.850					679,970	2.850

	4,607,223	3.299	366,379	2.150	376,632	2.150	4,983,855	2.817

46